                                  FOURTH AMENDMENT
                                         TO
                               JOINT VENTURE AGREEMENT
                                 FOR VANCOUVER MALL

     This Fourth Amendment (this "Amendment") to Joint Venture Agreement for Vancouver Mall is made and entered into as of January 1, 1992, by and between CENTERMARK PROPERTIES OF VANCOUVER, INC. ("CPV"), a Delaware corporation and VANCOUVER ASSOCIATES ("Associates"), a California limited partnership.

                                     Recitals:

A. CPV (formerly known as May Centers of Vancouver, Inc.) and Associates have entered into a Joint Venture Agreement for Vancouver Mall dated as of September 29, 1975, as amended by letter dated May 12, 1976, Second Amendment to Joint Venture Agreement for Vancouver Mall dated as of September 1, 1990, and Third Amendment to Joint Venture Agreement for Vancouver Mall dated as of September 1, 1990 (as amended, the
     "Partnership Agreement"), for the purpose of forming and establishing a general partnership under the laws of the State of Washington known as "Vancouver Mall" (the "Partnership") for the limited purposes set forth in the Partnership Agreement.

B. CenterMark Properties, Inc. ("CenterMark"), a Missouri corporation and parent company of CPV desires to loan the Partnership funds up to and not exceeding $10,000,000.00 (the "Loan") to provide interim funding of costs of renovating and remodeling the shopping center owned by the Partnership.

C. Section 7.5 of the Partnership Agreement sets forth certain terms and conditions concerning loans made to the Partnership by CenterMark, among others.

D. Section 11.5(B) of the Partnership Agreement provides, among other things, for limitations on payments by the Partnership on certain loans.

     THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CPV and associates hereby agree as follows:

     1. CONSENT TO LOAN. CPV and Associates hereby consent to and approve the making of the Loan by CenterMark to the Partnership and agree, in their capacity as general partners of the Partnership, to execute a promissory note on behalf of the Partnership to evidence the Partnership's obligation to repay the Loan. Such note shall be substantially in the form of Exhibit A attached hereto (as the same may be modified, renewed, extended or replaced, the "Note"). This Amendment shall be deemed to satisfy any conditions or covenants contained in the Partnership Agreement or in any other agreement between the parties which may be construed to require prior approval of the Loan or the execution of the Note.

     2. CONFLICT WITH PARTNERSHIP AGREEMENT. CPV and Associates acknowledge that the interest rate and certain payment terms of the Note may be inconsistent with Sections 7.5 and 11.5 of the Partnership Agreement. In that connection, the parties waive any right they may have to require the terms of the Loan to be as set forth in Sections 7.5 and 11.5 of the Partnership Agreement. To the extent of any conflict between the terms of the Note and
Section 7.5, Section 11.5 or any other provision of the Partnership Agreement, the terms of the Note shall be deemed to control.

     3. CONTINUED FORCE AND EFFECT. Except as specifically set forth herein, the terms, conditions, and other provisions of the Partnership Agreement are and shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date first above written.

Witness:                             VANCOUVER ASSOCIATES

/s/ Rosemary Yorin                   By: /s/ Harry Newman, Jr.
---------------------                    -----------------------------
                                         Harry Newman, Jr.
                                         General Partner
Witness:

/s/ Rosemary Yorin                   By: /s/ LeRoy H. Brettin
---------------------                    -----------------------------
                                         LeRoy H. Brettin
                                         General Partner


Attest:                              CENTERMARK PROPERTIES OF
                                     VANCOUVER, INC.

---------------------                By: Authorized Officer
                                        ------------------------------





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

                                   EXHIBIT A

                                PROMISSORY NOTE

$10,000,000.00                                             As of January 1, 1992
                                                             St. Louis, Missouri

     This Promissory Note (this "Note") is give by Vancouver Mall, a Washington general partnership ("Maker"), and with an address of c/o CenterMark Properties, 611 Olive Street, Suite 1555, St. Louis, Missouri 63101, to CenterMark Properties, Inc., a Missouri corporation ("Holder"), with an address at 611 Olive Street, Suite 1555, St. Louis, Missouri 63101.

     For value received, Maker hereby covenants and agrees with Holder as follows:

     1. The term "Principal Amount" shall mean the sum borrowed from Holder by Maker up to an amount of Ten Million Dollars ($10,000,000.00), which shall be memorialized on the attached Exhibit A to this Promissory Note as each portion of the Principal Amount is borrowed by Maker. Notwithstanding anything to the contrary contained in this Note, Holder's obligation to advance funds under this Note shall be contingent upon closing of the permanent financing for Vancouver Mall shopping center extended or to be extended by Eastrich No. 89 Corporation to Holder (the "Permanent Financing"). Advances on this Note shall be made on an "as-needed" basis, as determined in the discretion of Holder for the purpose of providing interim funding of remodeling costs for the Vancouver Mall shopping center.

     2.  The term "Interest Rate" shall mean a per annum fixed rate of 9.78%.

     3.  The term "Commencement Date" shall mean January 1, 1992.

     4. The term "Principal Payment Date(s)" shall mean the dates Maker shall pay each portion of the Principal Amount to Holder which shall be at the time of each of the fundings by Estrich No. 89 Corporation to Maker under the Permanent Financing, but in no event later than June 31, 1993.

     5. The term "Interest Payment Date(s)" shall mean the date(s) Maker shall pay to Holder the interest accruing on the Principal Amount, which shall be monthly commencing on the first day of the month following the first month during which there is any amount outstanding under this Note and on the first day of each month thereafter so long as there is any Principal Amount outstanding under this Note.

     6. Maker does hereby covenant and promise to pay to the order of Holder, its successors and assigns, on each of the Principal Payment Dates, that portion of the Principal Amount which has been advanced under this Note and is then outstanding, and on each of the Interest Payment Dates interest at the Interest Rate accruing from the Commencement Date to the first Interest Payment Date or from the immediately preceding Interest Payment Date to the next succeeding Interest Payment Date, as the case may be without deduction or offset of any kind whatsoever in lawful money of the

United States of America, at Holder's option either (a) by delivering a check at least two business days prior to the Principal Payment Date or Interest Payment Date, as the case may be, or (b) in immediately available funds on the Principal Payment Date or the Interest Payment Date, as the case may be.

     7. Maker shall have the right to prepay all or any part of the Principal Amount and the interest accruing thereon without penalty at any time, except as follows: If Holder has borrowed a sum equal to the Principal Amount from an institutional investor in order to loan Maker the Principal Amount (the "Institutional Loan") then Maker shall pay Holder, in addition to all other payments then due and owing to Holder, a premium which shall be equal to the premium, if any, charged by such institutional investor to Holder because of the prepayment by Holder of sums owed under the Institutional Loan (the "Prepayment Penalty"). All determinations of the amount of the Prepayment Penalty shall be made by such institutional investor and such institutional investor's determination shall be final, binding and conclusive upon Maker. In such event, Holder shall submit to Maker documentation evidencing such determination by such institutional investor.

     8. Maker hereby makes the following covenants, warranties and representations to Holder:

         (a) Maker is a general partnership duly organized and existing in good standing under the laws of the State of Washington.

         (b) The execution and delivery of this Note has been duly authorized by all requisite partnership action of Maker and its partners and represents the binding act of Maker.

         (c) Maker shall not assert a defense or claim, in any action or proceeding initiated to collect the amounts due under this Note, that the Interest Rate was usurious.

         (d) Neither the execution nor the delivery by the Maker of this Note shall constitute, either by itself or with the delivery of notice, the passage of time, or both, an event of default under the terms of the Joint Venture Agreement of Vancouver Mall dated May 12, 1976, as amended by letter dated May 12, 1976, Second Amendment to Joint Venture Agreement for Vancouver Mall dated as of September 1, 1990, Third Amendment to Joint Venture Agreement for Vancouver Mall dated as of September 1, 1990, or Fourth Amendment to Joint Venture Agreement for Vancouver Mall dated of even date herewith, or any other agreement or instrument to which the Maker is a party or under which the Maker is organized.

     9. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

         (a) The failure by Maker to make any payment of principal or interest hereunder when such principal or interest becomes due, which failure shall not have been cured within ten (10) days after delivery by Holder of written notice of such nonpayment.

         (b) The failure by Maker to perform or abide any of the covenants, conditions, provisions or terms contained in this Note, which failure is not cured within thirty (30) days after the delivery by Holder to Maker of written notice of such default, or the breach of any warranty made by Maker under this note.

         (c) Maker becomes insolvent or unable to pay its debts as they mature or bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceedings are instituted by or against Maker under any bankruptcy, insolvency or similar law now or hereafter in effect; provided that in the case of proceeding instituted against Maker, Maker shall have a period of thirty (30) days in which to cause such proceeding to be terminated.

     10. Upon the occurrence of any Event of Default, the Holder may, at its sole option, declare this Note, all interest accrued thereon, and any and all other moneys which may be due and owing by Maker to Holder, to be immediately due and payable without notice of any kind; any expenses incurred by Holder in so doing shall be deemed to be additional principal indebtedness under the terms of this Note and shall bear interest at the Interest Rate accruing from the date such expenses were incurred by Holder. In the event of such acceleration, Maker shall pay the Prepayment Penalty, and the unpaid Principal Amount and other sum owed by Maker pursuant to this Note shall accrue interest, until paid, at a variable interest rate equal to the Corporate Base Rate charged from time to time by The Boatmen's National Bank of St. Louis plus three percent (3%) (such rate to change simultaneously with any change in the Corporate Base Rate).

     11. If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after the Payment Date, or should this Note be placed in the hands of an attorney or attorneys for collection after the occurrence of an Event of Default, Maker agrees to pay all costs of collection including, but not limited to, reasonable attorneys' fees incurred by the Holder in such collection, whether or not there is litigation.

     12. Maker as well as others who may become liable for all or any part of this Note hereby waive presentment for payment, protest, demand, notice of protest, dishonor and all other notice, and diligence of collection, and consent and agree that Holder may extend the time of payment or otherwise modify the terms of payment of any part of the whole of the indebtedness evidenced by this Note, which extensions and modifications shall not affect this liability of any party hereto; and Maker further agrees that Holder (a) may accept, by way compromise or settlement, from any one or more of the parties liable hereunder, a sum or sums less than the amount of this Note, and (b) may give releases to any parties without affecting the liability of any other party for the unpaid balance. Any such renewals or extensions may be made and any such partial payments may be accepted or releases given without notice to any parities.

     13. Holder shall not be deemed, by any act or omission, to have waived any of its right or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in writing. A waiver as to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

     14. Any notice to or demand upon the parties hereto shall be in writing and shall be deemed to have been sufficiently given or served for all purposes if mailed by registered or certified mail, addressed to such party at the address first set forth in this Note, or to such other address in lieu thereof for such party as it may designate by written notice made to the other party hereto in accordance with this Paragraph 14.

     15. This instrument shall be governed by and construed according to the laws of the State of Missouri.

     16. Whenever used, the singular number shall include the plural, the plural, the singular, the use of any gender shall be applicable to all genders, and the word "Holder" and "Maker" shall be deemed to include the respective heirs, personal representatives, successors and assigns of Holder and Maker.

                                     VANCOUVER MALL, a Washington general
                                     partnership

                                     By: CENTERMARK PROPERTIES OF
                                         VANCOUVER, INC., a Delaware
                                         corporation
Attest:

------------------------                 By:
                                            ----------------------------------

                                     By: VANCOUVER ASSOCIATES, a California
                                         limited partnership

Attest:                              By:
                                        --------------------------------------
                                        Harry Newman, Jr. general partner

------------------------
                                     By:
                                        --------------------------------------
                                        LeRoy H. Brettin, general partner

                                     EXHIBIT A
                                        TO
                           $10,000,000.00 PROMISSORY NOTE
                                        BY
                                  VANCOUVER MALL
                                        TO
                             CENTERMARK PROPERTIES, INC.


                                                             Total Net Principal
            Portion of Principal      Principal                Amount Borrowed
Date          Amount Borrowed       Amount Repaid              and Outstanding
----        --------------------    -------------            -------------------




















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